EXHIBIT 1.1

Execution Version

UNDERWRITING AGREEMENT

June 23, 2020

Exxon Mobil Corporation

5959 Las Colinas Boulevard

Irving, Texas 75039

Ladies and Gentlemen:

We (the “Underwriters”) understand that Exxon Mobil Corporation, a New Jersey corporation (the “Company”), proposes to issue and sell €1,500,000,000 aggregate principal amount of its 0.142% Notes due 2024 (the “2024 Fixed Rate Notes”), €1,000,000,000 aggregate principal amount of its 0.524% Notes due 2028 (the “2028 Fixed Rate Notes”), €1,000,000,000 aggregate principal amount of its 0.835% Notes due 2032 (the “2032 Fixed Rate Notes”) and €1,000,000,000 aggregate principal amount of its 1.408% Notes due 2039 (the “2039 Fixed Rate Notes” and, together with the 2024 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2032 Fixed Rate Notes, the “Fixed Rate Notes”, the “Notes” or the “Offered Securities”).

Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters severally agree to purchase (i) the 2024 Fixed Rate Notes at 99.90% of the principal amount of such 2024 Fixed Rate Notes and accrued interest from June 26, 2020, if any, to the date of payment and delivery, (ii) the 2028 Fixed Rate Notes at 99.84% of the principal amount of such 2028 Fixed Rate Notes and accrued interest from June 26, 2020, if any, to the date of payment and delivery, (iii) the 2032 Fixed Rate Notes at 99.80% of the principal amount of such 2032 Fixed Rate Notes and accrued interest from June 26, 2020, if any, to the date of payment and delivery and (iv) the 2039 Fixed Rate Notes at 99.72% of the principal amount of such 2039 Fixed Rate Notes and accrued interest from June 26, 2020, if any, to the date of payment and delivery.

Name of Underwriter	Principal Amount of 2024 Fixed Rate Notes	Principal Amount of 2028 Fixed Rate Notes	Principal Amount of 2032 Fixed Rate Notes	Principal Amount of 2039 Fixed Rate Notes
Barclays Bank PLC	€285,000,000	€190,000,000	€190,000,000	€190,000,000
Deutsche Bank AG, London Branch	285,000,000	190,000,000	190,000,000	190,000,000
HSBC Bank plc	285,000,000	190,000,000	190,000,000	190,000,000
Société Générale	285,000,000	190,000,000	190,000,000	190,000,000
BNP Paribas	63,750,000	42,500,000	42,500,000	42,500,000
Citigroup Global Markets Limited	63,750,000	42,500,000	42,500,000	42,500,000
J.P. Morgan Securities plc	63,750,000	42,500,000	42,500,000	42,500,000
Merrill Lynch International	63,750,000	42,500,000	42,500,000	42,500,000
Banca IMI S.p.A.	7,000,000	4,667,000	4,666,000	4,667,000
Banco Santander, S.A.	7,000,000	4,667,000	4,666,000	4,667,000
Crédit Agricole Corporate and Investment Bank	7,000,000	4,667,000	4,666,000	4,667,000
Goldman Sachs & Co. LLC	7,000,000	4,667,000	4,666,000	4,667,000
Loop Capital Markets LLC	7,000,000	4,667,000	4,666,000	4,667,000
Mizuho International plc	7,000,000	4,667,000	4,667,000	4,666,000
Morgan Stanley & Co. International plc	7,000,000	4,667,000	4,667,000	4,666,000
RBC Europe Limited	7,000,000	4,667,000	4,667,000	4,666,000
Scotiabank Europe plc	7,000,000	4,667,000	4,667,000	4,666,000
Siebert Williams Shank & Co., LLC	7,000,000	4,667,000	4,667,000	4,666,000
SMBC Nikko Capital Markets Limited	7,000,000	4,666,000	4,667,000	4,667,000
Standard Chartered Bank	7,000,000	4,666,000	4,667,000	4,667,000
The Standard Bank of South Africa Limited	7,000,000	4,666,000	4,667,000	4,667,000
U.S. Bancorp Investments, Inc.	7,000,000	4,666,000	4,667,000	4,667,000
Wells Fargo Securities, LLC	7,000,000	4,666,000	4,667,000	4,667,000

Total:	€1,500,000,000	€1,000,000,000	€1,000,000,000	€1,000,000,000

Upon delivery of such Offered Securities, the Underwriters will pay for such Offered Securities at a closing to be held at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 6:00 a.m. (New York time) on June 26, 2020, or at such other time as shall be designated by the Underwriters.

The Offered Securities will have the terms and conditions set forth in “Description of Notes” in the prospectus supplement for the Offered Securities, dated June 23, 2020, and terms defined therein will have the same meanings when used in this Agreement. The following is a summary of such terms and conditions for the Offered Securities:

Principal Amount:	(i) €1,500,000,000 for the 2024 Fixed Rate Notes, (ii) €1,000,000,000 for the 2028 Fixed Rate Notes, (iii) €1,000,000,000 for the 2032 Fixed Rate Notes and (iv) €1,000,000,000 for the 2039 Fixed Rate Notes, in each case subject to further issuances, as described below.

Maturity:	(i) June 26, 2024 for the 2024 Fixed Rate Notes, (ii) June 26, 2028 for the 2028 Fixed Rate Notes, (iii) June 26, 2032 for the 2032 Fixed Rate Notes and (iv) June 26, 2039 for the 2039 Fixed Rate Notes.

Interest Rate:	(i) 0.142% per annum for the 2024 Fixed Rate Notes, (ii) 0.524% per annum for the 2028 Fixed Rate Notes, (iii) 0.835% per annum for the 2032 Fixed Rate Notes and (iv) 1.408% per annum for the 2039 Fixed Rate Notes, in each case computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes of such series (or from June 26, 2020, if no interest has been paid on the Notes of such series), to but excluding the next scheduled interest payment date.

Optional Redemption Provisions:	The Company may redeem (i) all or a portion of the 2024 Fixed Rate Notes at any time prior to May 26, 2024 (one month prior to the maturity date of the 2024 Fixed Rate Notes), (ii) all or a portion of the 2028 Fixed Rate Notes at any time prior to March 26, 2028 (three months prior to the maturity date of the 2028 Fixed Rate Notes), (iii) all or a portion of the 2032 Fixed Rate Notes at any time prior to March 26, 2032 (three months prior to the maturity date of the 2032 Fixed Rate Notes) or (iv) all or a portion of the 2039 Fixed Rate Notes at any time prior to December 26, 2038 (six months prior to the maturity date of the 2039 Fixed Rate Notes), in each case, at a redemption price equal to the greater of (a) 100% of the principal amount of the 2024 Fixed Rate Notes, the 2028 Fixed Rate Notes, the 2032 Fixed Rate Notes or the 2039 Fixed Rate Notes, as the case may be, then outstanding to be redeemed or

(b) the sum of the present values of the remaining scheduled payments of principal and interest (excluding accrued and unpaid interest to, but excluding, the date of redemption) on the 2024 Fixed Rate Notes, the 2028 Fixed Rate Notes, the 2032 Fixed Rate Notes or the 2039 Fixed Rate Notes, as the case may be, to be redeemed discounted to their present value as of the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined under “Description of Notes” in the prospectus supplement for the Notes), plus (i) 15 basis points in the case of any redemption of the 2024 Fixed Rate Notes, (ii) 20 basis points, in the case of any redemption of the 2028 Fixed Rate Notes, (iii) 20 basis points, in the case of any redemption of the 2032 Fixed Rate Notes or (iv) 25 basis points, in the case of any redemption of the 2039 Fixed Rate Notes, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

In addition, (i) in the case of the 2024 Fixed Rate Notes, on and after May 26, 2024 (one month prior to the maturity date of the 2024 Fixed Rate Notes), (ii) in the case of the 2028 Fixed Rate Notes, on and after March 26, 2028 (three months prior to the maturity date of the 2028 Fixed Rate Notes), (iii) in the case of the 2032 Fixed Rate Notes, on and after March 26, 2032 (three months prior to the maturity date of the 2032 Fixed Rate Notes) and (iv) in the case of the 2039 Fixed Rate Notes, on and after December 26, 2038 (six months prior to the maturity date of the 2039 Fixed Rate Notes), the Company may redeem the 2024 Fixed Rate Notes, 2028 Fixed Rate Notes, 2032 Fixed Rate Notes or the 2039 Fixed Rate Notes, as applicable, at its option, at any time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2024 Fixed Rate Notes, 2028 Fixed Rate Notes, 2032 Fixed Rate Notes or the 2039 Fixed Rate Notes, as applicable, to be redeemed, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

Interest Payment Dates:	Annually each June 26, commencing June 26, 2021 (the Interest payable on June 26, 2021 being in respect of the period commencing June 26, 2020) for each series of the Fixed Rate Notes.

Form and Denomination:	Global Security held through book-entry facilities of the common depository (or its nominee) for, and deposited with, Clearstream Banking S.A. in Luxembourg

(“Clearstream Luxembourg”) and/or Euroclear Bank SA/NV (“Euroclear” and, together with Clearstream Luxembourg, the “Clearing Systems”) (as described under “Description of Notes” in the prospectus supplement for the Notes). The Notes will be issued only in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Further Issuances:	The Company may, without notice to or consent of the holders of a series of the Notes, increase the aggregate principal amount of such series of Notes and issue such increased principal amount (or any portion thereof), in which case any such additional notes may be consolidated and form a single series with the Notes of the applicable series, provided that, if the additional notes are not fungible with the Notes of such series, for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number, ISIN, common code or other identifying number, as applicable.

For purposes of Section VIII of the Standard Provisions, we confirm that we have furnished to the Company for use in the preliminary prospectus supplement for the Offered Securities dated June 23, 2020 and the prospectus supplement for the Offered Securities to be dated June 23, 2020:

(a)    The second and third sentence of the third paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning the dealer concessions and reallowances;

(b)    The sixth and seventh paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning price stabilization;

(c)    The third sentence of the eighth paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning market making by the Underwriters; and

(d)    The third and fourth sentence of the eleventh paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning other relationships between the Underwriters or their affiliates and the Company.

All of the provisions contained in the Standard Provisions are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Notwithstanding the preceding sentence, in the event of any conflict between the Standard Provisions and this Agreement, the provisions of this Agreement shall control.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement,

and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

The term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). The term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). The term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. The term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings between the parties hereto, each counterparty to a BRRD Party (as defined below) acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below), and acknowledges, accepts, and agrees to be bound by:

i.

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

a.	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

b.

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

c.	the cancellation of the BRRD Liability; and/or

d.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

ii.	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

The term “Bail-in Legislation” means in relation to a member state of the European Economic Area or the United Kingdom which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time. The term “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation. The term “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. The term “BRRD Party” means any Underwriter subject to Bail-in Powers. The term “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com. The term “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised. The term “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

iii.

For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Notes hereunder constitutes a BRRD Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of Article 8 of the Standard Provisions, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Article 8 of the Standard Provisions shall remain in full force and effect with respect to the obligations of the other Underwriters.

The term “Depositary” as used in the Standard Provisions shall mean the common depository for the accounts of the Clearing Systems, the term “Trade Date” as used in the Standard Provisions shall mean June 23, 2020, and the term “Manager” as used in the Standard Provisions shall mean Barclays Bank PLC, Deutsche Bank AG, London Branch, HSBC Bank plc and Société Générale, whose authority thereunder may be exercised by them jointly.

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), each Underwriter severally and not jointly, represents, warrants and agrees that it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the prospectus supplement to the public in that Relevant State except that it may make an offer to the public in that Relevant State of any Notes at any time under the following exemptions under the Prospectus Regulation (as defined below):

(a)    to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Managers for any such offer; or

(c)    in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Notes shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Any payment on account of an amount that is payable to the Underwriters in a particular currency (the “Required Currency”) that is paid to or for the account of the Underwriters in lawful currency of any other jurisdiction (the “Other Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or for any other reason shall constitute a discharge of the obligation of such obligor only to the extent of the amount of the Required Currency which the recipient could purchase in the New York, London or Amsterdam foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday or Sunday) on which banks in New York, London or Amsterdam are generally open for business following receipt of the payment first referred to above. If the amount of the Required Currency that could be so purchased (net of all premiums and costs of exchange payable in connection with the conversion) is less than the amount of the Required Currency originally due to the recipient, then the Company agrees to indemnify and hold harmless the recipient from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any person owed such obligation from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or any judgment or order.

Solely for the purposes of the requirement of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the responsibilities of manufacturers under the Product Governance Rules:

(a)    Each of Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, HSBC Bank plc, Merrill Lynch International, Société Générale, and Standard Chartered Bank (each, a “Manufacturer” and together the “Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Pricing Term Sheet set forth in Schedule B hereto and the preliminary prospectus supplement in connection with the Notes; and

(b)    Each of the other Underwriters (other than the Manufacturers) and the Company notes the application of the Product Governance Rules and acknowledges the target markets and distribution channels identified as applying to the Notes by the Manufacturers and the related information set out in the Pricing Term Sheet set forth in Schedule B hereto and the preliminary prospectus supplement in connection with the Notes.

By executing this Agreement, each of the Underwriters hereby agrees as between themselves to be bound by the provisions of the ICMA Agreement Among Managers Version 1 (Fixed-Price Non-Equity Related Issues)/New York Law Schedule (the “AAM”), save that clause 3 of the AAM shall not apply and, in the event of any conflict between the provisions of the AAM and this Agreement, the terms of this Agreement shall prevail. For the purposes of the AAM, “Managers” means the Underwriters; “Lead Manager” means Barclays Bank PLC, Deutsche Bank AG, London Branch, HSBC Bank plc and Société Générale; “Settlement Lead Manager” and “Stabilizing Manager” means Barclays Bank PLC and “Subscription Agreement” means this Agreement.

Very truly yours,

BARCLAYS BANK PLC

By:	/s/ Annie Carpenter
Name:	Annie Carpenter
Title:	Director

[Signature Page to Underwriting Agreement]

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Benzion Smilchensky
Name:	Benzion Smilchensky
Title:	Managing Director

By:	/s/ John Han
Name:	John Han
Title:	Managing Director

[Signature Page to Underwriting Agreement]

HSBC BANK PLC

By:	/s/ Karl Allen
Name:	Karl Allen
Title:	Director

[Signature Page to Underwriting Agreement]

SOCIÉTÉ GÉNÉRALE

By:	/s/ Andrew Menzies
Name:	Andrew Menzies
Title:	Managing Director

[Signature Page to Underwriting Agreement]

BNP PARIBAS

By:	/s/ Hugh Pryse Davies
Name:	Hugh Pryse-Davies
Title:	Authorised Signatory

By:	/s/ Benedict Foster
Name:	Benedict Foster
Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Julia Baldin
Name:	Julia Baldin
Title:	Delegated Signatory

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES PLC

By:	/s/ Marc Lewell
Name:	Marc Lewell
Title:	Managing Director

[Signature Page to Underwriting Agreement]

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
Name:	Angus Reynolds
Title:	Managing Director

[Signature Page to Underwriting Agreement]

BANCA IMI S.P.A.

By:	/s/ Pantaleo Cucinotta
Name:	Pantaleo Cucinotta
Title:	Head of DCM

[Signature Page to Underwriting Agreement]

BANCO SANTANDER, S.A.

By:	/s/ Matthias Dhaene
Name:	Matthias Dhaene
Title:	ED

By:	/s/ Eric Bellanger
Name:	Eric Bellanger
Title:	MD

[Signature Page to Underwriting Agreement]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Cecile Bidet
Name:	Cecile Bidet
Title:	M.D.

By:	/s/ Jean-Luc Lamarque
Name:	Jean-Luc Lamarque
Title:	Global Head of Credit Trading,
Sales and Syndicate

[Signature Page to Underwriting Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Raffael Fiumara
Name:	Raffael Fiumara
Title:	Vice President

[Signature Page to Underwriting Agreement]

LOOP CAPITAL MARKETS LLC

By:	/s/ Sidney Dillard
Name:	Sidney Dillard
Title:	Partner

[Signature Page to Underwriting Agreement]

MIZUHO INTERNATIONAL PLC

By:	/s/ Guy Reid
Name:	Guy Reid
Title:	Managing Director

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Rachel Holdstock
Name:	Rachel Holdstock
Title:	Vice President

[Signature Page to Underwriting Agreement]

RBC EUROPE LIMITED

By:	/s/ Elaine Murray
Name:	Elaine Murray
Title:	Duly Authorised Signatory

[Signature Page to Underwriting Agreement]

SCOTIABANK EUROPE PLC

By:	/s/ James Walter
Name:	James Walter
Title:	Regional Director, Europe Legal

By:	/s/ Cesare Roselli
Name:	Cesare Roselli
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ Eloner Habtezghi
Name:	Eloner Habtezghi
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SMBC NIKKO CAPITAL MARKETS LIMITED

By:	/s/ Steve Apted
Name:	Steve Apted
Title:	Head of Debt Syndication

[Signature Page to Underwriting Agreement]

STANDARD CHARTERED BANK

By:	/s/ Spencer Maclean
Name:	Spencer Maclean
Title:	Managing Director

[Signature Page to Underwriting Agreement]

THE STANDARD BANK OF SOUTH AFRICA LIMITED

By:	/s/ Javier Penino Vinas
Name:	Javier Penino Vinas
Title:	Executive

[Signature Page to Underwriting Agreement]

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Vanessa Clark
Name:	Vanessa Clark
Title:	Vice President

[Signature Page to Underwriting Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

[Signature Page to Underwriting Agreement]

Accepted:

EXXON MOBIL CORPORATION

By:	/s/ J.M. Spellings
Name:	J. M. Spellings
Title:	Vice President, Treasurer
and General Tax Counsel

[Signature Page to Underwriting Agreement]

Schedule A

General Use Free Writing Prospectuses

1)	Pricing Term Sheet for the Offered Securities, dated June 23, 2020 (set forth in Schedule B)

A-1

Schedule B

Pricing Term Sheet

Exxon Mobil Corporation

€1,500,000,000 0.142% Notes due 2024 (the “2024 Fixed Rate Notes”)

€1,000,000,000 0.524% Notes due 2028 (the “2028 Fixed Rate Notes”)

€1,000,000,000 0.835% Notes due 2032 (the “2032 Fixed Rate Notes”)

€1,000,000,000 1.408% Notes due 2039 (the “2039 Fixed Rate Notes”)

Issuer:	Exxon Mobil Corporation (the “Company”)

Security:	Senior unsecured fixed rate notes

Principal Amount:	€1,500,000,000 of 2024 Fixed Rate Notes €1,000,000,000 of 2028 Fixed Rate Notes €1,000,000,000 of 2032 Fixed Rate Notes €1,000,000,000 of 2039 Fixed Rate Notes

Maturity Date:	June 26, 2024 for the 2024 Fixed Rate Notes June 26, 2028 for the 2028 Fixed Rate Notes June 26, 2032 for the 2032 Fixed Rate Notes June 26, 2039 for the 2039 Fixed Rate Notes

Coupon (Interest Rate):	0.142% per annum for the 2024 Fixed Rate Notes 0.524% per annum for the 2028 Fixed Rate Notes 0.835% per annum for the 2032 Fixed Rate Notes 1.408% per annum for the 2039 Fixed Rate Notes

Interest Payment Dates:	Annually each June 26, commencing June 26, 2021, for the 2024 Fixed Rate Notes, the 2028 Fixed Rate Notes, the 2032 Fixed Rate Notes and the 2039 Fixed Rate Notes.

Price to Public:	100.000% for the 2024 Fixed Rate Notes 100.000% for the 2028 Fixed Rate Notes 100.000% for the 2032 Fixed Rate Notes 100.000% for the 2039 Fixed Rate Notes

Mid Swaps Yield:	-0.358% for the 2024 Fixed Rate Notes -0.226% for the 2028 Fixed Rate Notes -0.065% for the 2032 Fixed Rate Notes 0.108% for the 2039 Fixed Rate Notes

Spread to Mid-Swaps:

+50.000 basis points for the 2024 Fixed Rate Notes

+75.000 basis points for the 2028 Fixed Rate Notes

+90.000 basis points for the 2032 Fixed Rate Notes

+130.000 basis points for the 2039 Fixed Rate Notes

Yield to Maturity:	0.142% for the 2024 Fixed Rate Notes 0.524% for the 2028 Fixed Rate Notes 0.835% for the 2032 Fixed Rate Notes 1.408% for the 2039 Fixed Rate Notes

Benchmark Bund:

OBL 0.000% due April 5, 2024 for the 2024 Fixed Rate Notes

DBR 0.500% due February 15, 2028 for the 2028 Fixed Rate Notes

DBR 0.000% due February 15, 2030 for the 2032 Fixed Rate Notes

DBR 0.000% due May 15, 2035 for the 2039 Fixed Rate Notes

Benchmark Bund Price and Yield:	102.580%; -0.672% for the 2024 Fixed Rate Notes 108.350%; -0.566% for the 2028 Fixed Rate Notes 104.310%; -0.437% for the 2032 Fixed Rate Notes 102.920%; -0.193% for the 2039 Fixed Rate Notes

Spread to Benchmark Bund:

+81.400 basis points for the 2024 Fixed Rate Notes

+109.000 basis points for the 2028 Fixed Rate Notes

+127.200 basis points for the 2032 Fixed Rate Notes

+160.100 basis points for the 2039 Fixed Rate Notes

Make-Whole Call:	All or a portion of: (i) the 2024 Fixed Rate Notes will be redeemable at any time prior to May 26, 2024 (one month prior to the maturity date of the 2024 Fixed Rate Notes), (ii) all or a portion of the 2028 Fixed Rate Notes will be redeemable at any time prior to March 26, 2028 (three months prior to the maturity date of the 2028 Fixed Rate Notes), (iii) all or a portion of the 2032 Fixed Rate Notes will be redeemable at any time prior to March 26, 2032 (three months prior to the maturity date of the 2032 Fixed Rate Notes) and (iv) all or a portion of the 2039 Fixed Rate Notes will be redeemable at any time prior to December 26, 2038 (six months prior to the maturity date of the 2039 Fixed Rate Notes), in each case, at a redemption price equal to the greater of (x) 100% of the principal amount of the applicable Notes then outstanding to be redeemed or (y) the sum of the present values of the remaining scheduled payments of principal and interest (excluding accrued and unpaid interest to, but excluding, the date of redemption) on the applicable Notes to be redeemed discounted to their present value as of the date of redemption on an annual basis (ACTUAL/ ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus (i) 15 basis points, in the case of the 2024 Fixed Rate Notes, (ii) 20 basis points, in the case of the 2028 Fixed Rate Notes, (iii) 20 basis points, in the case of the 2032 Fixed Rate Notes, or (iv) 25 basis points, in the case of the 2039 Fixed Rate Notes, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption

Par Call:	At any time on and after May 26, 2024 (one month prior to the maturity date of the 2024 Fixed Rate Notes), the Company may redeem the 2024 Fixed Rate Notes, in whole or in part, at 100% of the aggregate principal amount of 2024 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption

At any time on and after March 26, 2028 (three months prior to the maturity date of the 2028 Fixed Rate Notes), the Company may redeem the 2028 Fixed Rate Notes, in whole or in part, at 100% of the aggregate principal amount of 2028 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption

At any time on and after March 26, 2032 (three months prior to the maturity date of the 2032 Fixed Rate Notes), the Company may redeem the 2032 Fixed Rate Notes, in whole or in part, at 100% of the aggregate principal amount of 2032 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption

At any time on and after December 26, 2038 (six months prior to the maturity date of the 2039 Fixed Rate Notes), the Company may redeem the 2039 Fixed Rate Notes, in whole or in part, at 100% of the aggregate principal amount of 2039 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption

Trade Date:	June 23, 2020

Settlement Date:	June 26, 2020 (T+3)*

Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

CUSIP/ISIN:

U30276 AC0/XS2196322155 for the 2024 Fixed Rate Notes

U30276 AF3 /XS2196322312 for the 2028 Fixed Rate Notes

U30276 AE6 /XS2196322403 for the 2032 Fixed Rate Notes

U30276 AD8 /XS2196324011 for the 2039 Fixed Rate Notes

Delivery:	Euroclear Bank SA/NV / Clearstream Banking, S.A.

Listing/Trading:	Application will be made to list each series of the Notes on the New York Stock Exchange or another recognized securities exchange. There can be no assurance that the Notes will be so listed by the time the Notes are delivered to the purchasers or that the listing will be granted or maintained.

Joint Book-Running Managers:	Barclays Bank PLC Deutsche Bank AG, London Branch HSBC Bank plc Société Générale BNP Paribas Citigroup Global Markets Limited J.P. Morgan Securities plc Merrill Lynch International

Co-Managers:	Banca IMI S.p.A. Banco Santander, S.A. Crédit Agricole Corporate and Investment Bank

Goldman Sachs & Co. LLC

Loop Capital Markets LLC

Mizuho International plc

Morgan Stanley & Co. International plc

RBC Europe Limited

SMBC Nikko Capital Markets Limited

Scotiabank Europe plc

Siebert Williams Shank & Co., LLC

The Standard Bank of South Africa Limited

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

*

We expect to deliver the Notes against payment for the Notes on the third business day following the Trade Date (“T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during the period described above should consult their own advisors.

The Company has filed a registration statement (including a preliminary prospectus supplement and an accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Company has filed with the SEC, including the preliminary prospectus supplement, for more complete information about the Company and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by contacting: Barclays Bank PLC. at 1-888-603-5847; Deutsche Bank AG, London Branch at 1-800-503-4611, HSBC Bank plc at 1-866-811-8049 and Société Générale at 1-855-881-2108.

The Notes described in this Pricing Term Sheet are not intended to be offered or sold to and should not be offered or sold to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes described in this Pricing Term Sheet or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared. Offering or selling the Notes described in this Pricing Term Sheet or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful.

Solely for the purposes of the product approval process of each of the manufacturers, the target market assessment in respect of the Notes described in this Pricing Term Sheet has led to the conclusion that: (i) the target market for such Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of such Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending such Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of such Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This Pricing Term Sheet is only being distributed to and is only directed at persons who (i) are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) of the United Kingdom (the “Order”), (ii) are high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, (iii) are outside the United Kingdom or (iv) are persons to whom it would otherwise be lawful to distribute it (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This Pricing Term Sheet should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this Pricing Term Sheet. The Notes are not being offered to the public in the United Kingdom. Relevant stabilization regulations including FCA/ICMA will apply.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.